Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of September 30, 2014 by and among HERITAGE BANK OF COMMERCE a California corporation ("Bank") and TELKONET, INC., a Utah corporation and ETHOSTREAM LLC, a Wisconsin limited liability company (each, a "Grantor", and collectively, "Grantors").

RECITALS

Bank has agreed to make certain advances of money and to extend certain financial accommodations to Grantors in the amounts and manner set forth in that certain Loan and Security Agreement by and among Bank and Grantors (as amended from time to time, the "Loan Agreement") dated of even date herewith. Capitalized terms used herein have the meaning assigned in the Loan Agreement. Bank is willing to make the financial accommodations to Grantors, but only upon the condition, among others, that each Grantor grants to Bank a security interest in all of such Grantor's right title, and interest in, to and under all of the Collateral whether presently existing or hereafter acquired

NOW,THEREFORE, each Grantor agrees as follows:

AGREEMENT

To secure performance of Grantors' obligations under the Loan Agreement, each Grantor grants to Bank a security interest in all of such Grantor's right, title and interest in such Grantor's intellectual property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits). This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. Each right, power and remedy of Bank provided for herein or in the Loan Agreement shall not preclude the simultaneous or later exercise by Bank of any or all other rights, powers or remedies.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed as of the first date written above.

Address of Grantor:	TELEKONET, INC.

20800 Swenson Drive, Suite 175	By: /s/ Gene Mushrush
Waukeshia, WI 53186	Print Name: Gene Muchrush
Attn: Gene Mushrush, CFO	Title: Chief Financial Officer

ETHOSTREAM LLC

By: /s/ Jason Tienor
Print Name: Jason Tienor
Title: Managing Member

Address of Bank	HERITAGE BANK OF COMMERCE

150 Almaden Blvd.	By: /s/ Mike Hansen
San Jose, California 95113	Print Name: Mike Hansen
Attn: Mike Hansen	Title: Senior Vice President and Manager
FAX: (408) 9477-6910
Email: Mike.Hansen@herbank.com

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EXHIBIT A

Copyrights

Please Check Box if No Copyrights Exist ☒

Owner	Title	Registration Number	Registration Date

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EXHIBIT B

Patents

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Owner	Title	Serial/Patent	Application/Issue
		Number	Date
TELKONET, INC.	THERMOSTAT	D569279	D/249,372
5/20/2008

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EXHIBIT C

Trademarks

Please Check Box if No Trademarks Exist 0

Owner	Description	Serial I Registration Number	Application !Registration Date
ETHOSTREAM	(DESIGN ONLY)	2,922,947	02/01105
ETHOSTREAJ.VI	E-ZONE	2,911,016	12/14/04
ETHOSTREAM	ETHOSTREAM	2,911 ,01 5	12/14/04
TELKONET	(DESIGN ONLY)	4,269,097	0 l/01113
TELKONET	TELKONET	4,269,096	01/0l/13
TELKONET	TELKONET !BRIDGE	3,889,185	12114110
TELKONET	TELKONET SMARTENERGY	3,699,418	10/20/09

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